UNITED STATES

                 SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K
                       -------------------

                        CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934

                         May 19, 2003
                 ----------------------------
                       (Date of Report)


                    TOTAL HORIZON, INC.
------------------------------------------------------
(Exact Name of Registrant as Specified in its Charter)


     Nevada 	                0-29685            95-4783100
-----------------------  ------------------------  ---------------
(State of Incorporation) (Commission File Number)  (IRS Employer ID)



                       350 South Center Street
                             Suite 500
                         Reno, Nevada 89501
              ----------------------------------------
              (Address of Principal Executive Offices)



                        (775) 284-3700 ext. 1615
                       --------------------------
                     (Registrant's Telephone number)




















                    TOTAL HORIZON, INC.


FORM 8-K

ITEM 5.  Other Events

	About 19 May 2003 the Company concurrently entered into two agreements whereby (1) it was granted a license to market and sell "Pay 2 Cards" and (2) entered into an investor agreement which entails US $1,000,000 in financing to the Company.

	The license to market and sell "Pay 2 Cards" is acquired from Pay 2 Limited of Exchange House, 54-58 Athol Street, Douglas, Isle of Man, United Kingdom IMI IJD. "Pay 2 Card" means a card that is central to the Pay 2 Concept, being a Card that can be used as a Stored Value Card with the ability to enable holders to redeem cash through automatic teller machines and to make purchases through point of sale electronic funds transfer at merchants and to make purchases over the Internet.

	The investor agreement is primarily with Boston Fidelity Limited c/-Asian Management Services 111 North Bridge Road 18-01 Peninsula Plaza, Singapore 179098, Singapore. Boston Fidelity Limited has agreed to provide US$250,000 in immediate financing and an additional US$750,000 over the next five months.

	The Company expects to file complete copies of both agreements with the SEC by the end of this week.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  May 20, 2003          Total Horizon, Inc.

                    	     By:  /s/ Colin Gervaise-Brazier

 				     --------------------------------
                             Colin Gervaise-Brazier
	                       Chairman of the Board of Directors,
                             Chief Executive Officer, Treasurer